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                                                                    Exhibit 10.3

                             SIXTH AMENDMENT TO THE
                          FIRST MIDWEST BANCORP, INC.
                     1989 OMNIBUS STOCK AND INCENTIVE PLAN
                     -------------------------------------

     The First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan is hereby amended as follows:

     1.  Section 13.2 is amended to read:

     13.2 Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 10% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), provided, however, that the following shall not constitute a change in control: (A) such person becomes a beneficial owner of 10% of more of the Voting Stock as the result of an acquisition of such stock directly from the Company, or (B) such person becomes a beneficial owner of 10% or more of the Voting Stock as a result of the decrease in the number of outstanding shares caused by the repurchase of shares by the Company; provided, further, that in the event a person described in clause (A) or (B) shall thereafter increase (other than in circumstances described in clause (A) or (B)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall then be deemed to become a beneficial owner of 10% or more of the Voting Stock for purposes of this paragraph (a), provided such person continues to beneficially own 10% or more of the Voting Stock after such subsequent increase in beneficial ownership, or

          (b) During any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by
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               a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

          (c) the stockholders of the Company approve, or if such approval is not necessary or required, the consummation of, a reorganization, merger or consolidation, the sale or other disposition of all or substantially all of the assets, or a similar transaction or series of transactions involving the Company (a "Business Combination") in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the Company or such corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (a), (b), (c) and (d) above.

                                   * * * * *

     The foregoing Sixth Amendment to the 1989 Omnibus Stock and Incentive Plan was duly adopted and approved by the Board of Directors of the Company on February 17, 1997 shall become effective as of such date.

                                            JAMES M. ROOLF
                                        ----------------------------------------
                                        Secretary of the Company

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